                             EXHIBIT 2.1 TO FORM 8-A


                                RIGHTS AGREEMENT



                                     BETWEEN

                            OSTEX INTERNATIONAL, INC.

                                       AND

                     CHASEMELLON SHAREHOLDER SERVICES L.L.C.




                          DATED AS OF JANUARY 21, 1997

                               TABLE OF CONTENTS


Section 1.      Certain Definitions.................................1

Section 2.      Appointment of Rights Agent.........................3

Section 3.      Issue of Right Certificates.........................3

Section 4.      Form of Right Certificates..........................4

Section 5.      Countersignature and Registration...................4

Section 6.      Transfer, Split Up, Combination and
                Exchange of Right Certificates; Mutilated,
                Destroyed, Lost or Stolen Right Certificates........5

Section 7.      Exercise of Rights; Purchase Price;
                Expiration Date of Rights...........................5

Section 8.      Cancellation and Destruction of Right
                Certificates........................................6

Section 9.      Availability of Preferred Shares....................6

Section 10.     Preferred Shares Record Date........................6

Section 11.     Adjustment of Purchase Price, Number of
                Shares or Number of Rights..........................7

Section 12.     Certificate of Adjusted Purchase Price
                or Number of Shares.................................11

Section 13.     Consolidation, Merger or Sale or Transfer
                of Assets or Earning Power..........................11

Section 14.     Fractional Rights and Fractional Shares.............12

Section 15.     Rights of Action....................................12

Section 16.     Agreement of Right Holders..........................13

Section 17.     Right Certificate Holder Not Deemed
                a Shareholder.......................................13

Section 18.     Concerning the Rights Agent.........................13

Section 19.     Merger or Consolidation or Change of
                Name of Rights Agent................................14

Section 20.     Duties of Rights Agent..............................14

Section 21.     Change of Rights Agent..............................15

Section 22.     Issuance of New Right Certificates..................16

Section 23.     Redemption..........................................16

Section 24.     Exchange............................................17

Section 25.     Notice of Certain Events............................17

Section 26.     Notices.............................................18

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Section 27.     Supplements and Amendments..........................18

Section 28.     Successors..........................................19

Section 29.     Benefits of this Agreement..........................19

Section 30.     Severability........................................19

Section 31.     Governing Law.......................................19

Section 32.     Counterparts........................................19

Section 33.     Descriptive Headings................................20

Exhibit A -     Form of Certificate of Designation--Rights and
                Preferences of Series A Junior Participating
                Preferred Stock

Exhibit B -     Form of Right Certificate

Exhibit C -     Summary of Rights to Purchase Preferred Shares

                        RIGHTS AGREEMENT


    Agreement,   dated  as  of  January  21,  1997,   between   Ostex
International, Inc., a Washington corporation (the "Company"), and ChaseMellon Shareholder Services L.L.C. (the "Rights Agent").

    The Board of Directors of the Company ("Board of Directors") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on January 27, 1997 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

    Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1.      CERTAIN DEFINITIONS

    For purposes of this Agreement, the following terms have the meanings indicated:

    (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and  Associates (as such terms are hereinafter defined)  of  such
Person,   shall  be  the  Beneficial  Owner  (as  such  term   is
hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph
(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph
(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

    (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), as in effect on the date of this Agreement.

    (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

      (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

      (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and
    (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

      (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such
    Person's  Affiliates  or Associates  has  any  agreement,
    arrangement   or  understanding  (other  than   customary
    agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company.

    Notwithstanding  anything  in  this  definition   of   Beneficial
Ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

    (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Washington are authorized or obligated by law or executive order to close.

    (e) "Close of Business" on any given date shall mean 5:00 p.m., Seattle time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Seattle time, on the next succeeding Business Day.

    (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

    (g)  "Distribution  Date"  shall have  the  meaning  set  forth  in
Section 3 hereof.

    (h)  "Final  Expiration Date" shall have the meaning set  forth  in
Section 7 hereof.

    (i) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

    (j) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock attached as Exhibit A hereto.

    (k)  "Redemption Date" shall have the meaning set forth in  Section
7 hereof.

    (l) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

    (m) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

SECTION 2.      APPOINTMENT OF RIGHTS AGENT

    The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof,
and  the  Rights  Agent  hereby accepts  such  appointment.   The
Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

SECTION 3.      ISSUE OF RIGHTS CERTIFICATES

    (a) Until the earlier of (i) the 10th day after the Shares Acquisition Date and (ii) the 10th business day (or such later date as may be determined by action of the Board of Directors before such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any  Person  (other  than  the Company,  any  Subsidiary  of  the
Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or  pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating
20%  or more of the then outstanding Common Shares (including any such date that is after the date of this Agreement and before the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be
Right  Certificates as hereinafter defined) and not  by  separate
Right   Certificates  and  (B)  the  right   to   receive   Right
Certificates  will  be transferable only in connection  with  the transfer  of  Common  Shares.  As soon as practicable  after  the
Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of  Common Shares as of the close of business on the Distribution
Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right
for   each   Common  Share  so  held  (subject   to   appropriate
adjustments,  as  hereinafter defined).  As of  the  Distribution
Date,   the  Rights  will  be  evidenced  solely  by  such  Right
Certificates.

    (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto
(the  "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the
Distribution  Date,  the  Rights  will  be  evidenced   by   such
certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.
Until  the  Distribution Date (and the earlier of the  Redemption
Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

    (c)  Certificates   for  Common  Shares  that  become   outstanding
(including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record

Date  but  before  the  earliest of the  Distribution  Date,  the
Redemption  Date  and  the  Final  Expiration  Date  shall   have
impressed on, printed on, written on or otherwise affixed to them the following legend:

    This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Ostex International, Inc. and ChaseMellon Shareholder Services L.L.C. dated as of January 21, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Ostex International, Inc.. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Ostex International, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

    With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the
transfer  of  the  Rights  associated  with  the  Common   Shares
represented thereby. If the Company purchases or acquires any Common Shares after the Record Date but before the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

SECTION 4.      FORM OF RIGHT CERTIFICATES

    The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

SECTION 5.      COUNTERSIGNATURE AND REGISTRATION

    The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Senior Vice Presidents or Vice Presidents,
or its Treasurer, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights
Agent   and   shall   not  be  valid  for  any   purpose   unless
countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force
and   effect   as  though  the  person  who  signed  such   Right
Certificates  had not ceased to be such officer of  the  Company;
and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

    Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration
and  transfer  of the Right Certificates issued hereunder.   Such
books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates.

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES, MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES

    Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or before the  close of business on the earlier of the Redemption  Date  or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates
surrendered   then  entitled  such  holder  to   purchase.    Any
registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so
requested.   The Company may require payment of a sum  sufficient
to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or  destruction, of indemnity or security reasonably satisfactory to  them,  and,  at the Company's request, reimbursement  to  the
Company   and  the  Rights  Agent  of  all  reasonable   expenses
incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 7.      EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE  OF
                RIGHTS

    (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution
Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on January 27, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section
23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

    (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $38, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

    (c)  Upon  receipt of a Right Certificate representing  exercisable
Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depository agent depository receipts representing such number of one one-hundredths of a
Preferred   Share  as  are  to  be  purchased  (in   which   case
certificates  for  the  Preferred  Shares  represented  by   such
receipts shall be deposited by the transfer agent with the depository agent) and the Company hereby directs the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section
14 hereof, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

    (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14 hereof.

SECTION 8.      CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES

    All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.
The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9.      AVAILABILITY OF PREFERRED SHARES

    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding
Rights   in  accordance  with  Section  7  hereof.   The  Company
covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

    The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than
that   of,   the  registered  holder  of  the  Right  Certificate
evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

SECTION 10.     PREFERRED SHARES RECORD DATE

    Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred
Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION  11.    ADJUSTMENT OF PURCHASE PRICE, NUMBER OF  SHARES  OR
                NUMBER OF RIGHTS

    The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

    (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable  in  Preferred  Shares,  (B)  subdivide  the  outstanding
Preferred  Shares, (C) combine the outstanding  Preferred  Shares into a smaller number of Preferred Shares or (D) issue any shares of  its  capital  stock in a reclassification  of  the  Preferred
Shares (including any such reclassification in connection with  a consolidation or merger in which the Company is the continuing or surviving  corporation),  except as otherwise  provided  in  this
Section  11(a), the Purchase Price in effect at the time  of  the record  date for such dividend or of the effective date  of  such subdivision, combination or reclassification, and the number  and kind  of shares of capital stock issuable on such date, shall  be
proportionately  adjusted  so  that  the  holder  of  any   Right
exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one
Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

         (ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then  current Purchase Price multiplied by the number of one one-
hundredths  of  a  Preferred Share for  which  a  Right  is  then exercisable,  in accordance with the terms of this Agreement  and in  lieu of Preferred Shares, such number of Common Shares of the
Company as shall equal the result obtained by (A) multiplying the then  current  Purchase Price by the number of one one-hundredths of  a  Preferred Share for which a Right is then exercisable  and dividing  that product by (B) 50% of the then current  per  share market  price of the Company's Common Shares (determined pursuant to  Section 11(d) hereof') on the date of the occurrence of  such
event.   If any Person shall become an Acquiring Person  and  the
Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

    From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person
(or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.
No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

         (iii) If there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise
in   full   of  the  Rights  in  accordance  with  the  foregoing
subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred
Shares or fraction thereof.

    (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after  such  record date) to subscribe for or purchase  Preferred
Shares  (or  shares  having  the  same  rights,  privileges   and
preferences  as  the  Preferred  Shares  ("equivalent   preferred
shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) hereof on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one
Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.
In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase
Price that would then be in effect if such record date had not been fixed.

    (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a
regular  quarterly  cash  dividend  or  a  dividend  payable   in
Preferred  Shares) or subscription rights or warrants  (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such  record date by a fraction the numerator of which  shall  be the  then current per share market price of the Preferred  Shares on such record date, less the fair market value (as determined in good  faith by the Board of Directors, whose determination  shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the  shares  of  capital stock of the Company to be  issued  upon
exercise   of  one  Right.   Such  adjustments  shall   be   made
successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

    (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed  to be  the  average of the daily closing prices per  share  of  such
Security  for  the 30 consecutive Trading Days (as such  term  is hereinafter  defined) immediately prior to such  date;  provided, however,  that  if  the current per share  market  price  of  the
Security is determined during a period following the announcement by  the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible  into such shares or (B) any subdivision, combination or  reclassification of such Security and prior to the expiration of  30  Trading Days after the ex-dividend date for such dividend or  distribution,  or  the  record  date  for  such  subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect  the  current market price per share equivalent  of  such
Security.  The closing price for each day shall be the last  sale price, regular way, or, in case no such sale takes place on  such day,  the  average of the closing bid and asked  prices,  regular way,  in  either  case as reported in the principal  consolidated transaction reporting system with respect to securities listed or admitted  to trading on the New York Stock Exchange  or,  if  the
Security  is  not listed or admitted to trading on the  New  York
Stock   Exchange,  as  reported  in  the  principal  consolidated
transaction reporting system with respect to securities listed on the  principal national securities exchange on which the Security is  listed  or  admitted to trading or, if the  Security  is  not
listed   or  admitted  to  trading  on  any  national  securities
exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities
Dealers, Inc. Automated Quotations System ("Nasdaq") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be
determined   in  accordance  with  the  method   set   forth   in
Section  11(d)(i)  hereof.   If  the  Preferred  Shares  are  not
publicly  traded,  the "current per share market  price"  of  the
Preferred  Shares shall be conclusively deemed to be the  current per  share  market  price  of  the Common  Shares  as  determined pursuant  to  Section 11(d)(i) hereof (appropriately adjusted  to reflect  any  stock split, stock dividend or similar  transaction
occurring after the date hereof), multiplied by one hundred.   If
neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

    (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least
1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and
(ii) the date of the expiration of the right to exercise any Rights.

    (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section (a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

    (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

    (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections
11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying
(A) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (B) the Purchase
Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

    (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was
exercisable  immediately prior to such  adjustment.   Each  Right
held  of record prior to such adjustment of the number of  Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the
Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in  substitution and replacement for the Right Certificates  held by  such  holders  prior  to the date  of  adjustment,  and  upon
surrender  thereof,  if  required  by  the  Company,  new   Right
Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

    (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable
upon   the   exercise  of  the  Rights,  the  Right  Certificates
theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a
Preferred  Share  that  were  expressed  in  the  initial   Right
Certificates issued hereunder.

    (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

    (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

    (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or
securities  which  by  their  terms  are  convertible   into   or
exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or
warrants  referred  to  hereinabove  in  Section  11(b)   hereof,
hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

    (n) If at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights that each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

SECTION 12.     CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER  OF
                SHARES

    Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

SECTION 13.     CONSOLIDATION, MERGER OR SALE OR TRANSFER OF  ASSETS
                OR EARNING POWER

    In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as  the surviving corporation) as shall equal the result obtained by  (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of  consummation of such consolidation, merger, sale or transfer;
(ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares
thereafter  deliverable upon the exercise  of  the  Rights.   The
Company shall not consummate any such consolidation, merger, sale or  transfer  unless prior thereto the Company  and  such  issuer
shall  have  executed  and  delivered  to  the  Rights  Agent   a
supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or  arrangements  that, as a result of the consummation  of  such
transaction,  would  eliminate  or  substantially  diminish   the
benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

SECTION 14.     FRACTIONAL RIGHTS AND FRACTIONAL SHARES

    (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional
Rights.   In lieu of such fractional Rights, there shall be  paid
to  the  registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value  of a whole Right.  For the purposes of this Section 14(a), the  current  market value of a whole Right shall be the  closing price of the Rights for the Trading Day immediately prior to  the date  on  which such fractional Rights would have been  otherwise
issuable.   The closing price for any day shall be the last  sale
price, regular way, or, in case no such sale takes place on  such day,  the  average of the closing bid and asked  prices,  regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York
Stock   Exchange,  as  reported  in  the  principal  consolidated
transaction reporting system with respect to securities listed on the  principal national securities exchange on which  the  Rights are  listed  or  admitted to trading or, if the  Rights  are  not
listed   or  admitted  to  trading  on  any  national  securities
exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

    (b)  The  Company  shall  not be required  to  issue  fractions  of
Preferred   Shares  (other  than  fractions  that  are   integral
multiples  of  one  one-hundredth  of  a  Preferred  Share)  upon exercise  of  the  Rights  or  to  distribute  certificates  that evidence  fractional Preferred Shares (other than fractions  that are  integral  multiples  of  one one-hundredth  of  a  Preferred
Share).   Fractions of Preferred Shares in integral multiples  of
one  one-hundredth of a Preferred Share may, at the  election  of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of
the  current  market  value  of one  Preferred  Share.   For  the
purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share
(as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

    (c) The holder of a Right by the acceptance of the Right expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

SECTION 15.     RIGHTS OF ACTION

    All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to  the Distribution Date, of the Common Shares), may, in his  or
her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Right Certificate in  the  manner provided in such Right Certificate  and  in  this
Agreement.   Without  limiting  the  foregoing  or  any  remedies
available   to   the  holders  of  Rights,  it  is   specifically
acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

SECTION 16.     AGREEMENT OF RIGHT HOLDERS

    Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

    (a) prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;

    (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

    (c)  the Company and the Rights Agent may deem and treat the person
in   whose  name  the  Right  Certificate  (or,  prior   to   the
Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 17.     RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

    No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any  Right Certificate be construed to confer upon the holder  of
any  Right  Certificate,  as  such,  any  of  the  rights  of   a
shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 18.     CONCERNING THE RIGHTS AGENT

    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in
connection  with  the  acceptance  and  administration  of   this
Agreement, including the costs and expenses of defending against any claim of liability in the premises. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage.

    The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney,
endorsement,  affidavit,  letter,  notice,  direction,   consent,
certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

SECTION 19.     MERGER OR CONSOLIDATION OR CHANGE OF NAME OF  RIGHTS
                AGENT

    Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as  a  successor Rights Agent under the provisions of Section  21
hereof.   In  case at the time such successor Rights Agent  shall
succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right
Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

    In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the
countersignature   under  its  prior  name  and   deliver   Right
Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 20.     DUTIES OF RIGHTS AGENT

    The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

    (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

    (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically
prescribed)  may  be  deemed  to  be  conclusively   proved   and
established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Senior
Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

    (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

    (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement
or   in  the  Right  Certificates  (except  its  countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

    (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be  responsible for any breach by the Company of any covenant  or
condition   contained  in  this  Agreement  or   in   any   Right
Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

    (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

    (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

    (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights
Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

    (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights
Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

SECTION 21.     CHANGE OF RIGHTS AGENT

    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the  Rights Agent or successor Rights Agent, as the case may  be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a  period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by  the  resigning or incapacitated Rights Agent or by the holder of  a Right Certificate (who shall, with such notice, submit  his or her Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of  competent  jurisdiction for the appointment of a  new  Rights
Agent.   Any  successor Rights Agent, whether  appointed  by  the
Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or  of the State of Washington or New York (or of any other state of the United States so long as such corporation is authorized to do  business as a banking institution in the State of  Washington or New York), in good standing, having an office in the State of Washington or New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an
affiliate   of  such  a  corporation.   After  appointment,   the
successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it
hereunder,   and  execute  and  deliver  any  further  assurance,
conveyance,  act  or deed necessary for the purpose.   Not  later
than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22.     ISSUANCE OF NEW RIGHT CERTIFICATES

    Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

SECTION 23.     REDEMPTION

    (a) The Board of Directors may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at a redemption price of $.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being
hereinafter   referred  to  as  the  "Redemption  Price").    The
redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

    (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this
Section  23,  and  without any further  action  and  without  any notice,  the right to exercise the Rights will terminate and  the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption  of the  Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights
Agent  or, prior to the Distribution Date, on the registry  books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its  Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

SECTION 24.     EXCHANGE

    (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of  Section  11(a)(ii) hereof) for Common Shares at  an  exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being
hereinafter    referred    to   as   the    "Exchange    Ratio").
Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

    (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the  right to exercise such Rights shall terminate and  the  only right  thereafter of a holder of such Rights shall be to  receive that  number of Common Shares equal to the number of such  Rights
held  by  such  holder  multiplied by the  Exchange  Ratio.   The
Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in,
such notice shall not affect the validity of such exchange.   The
Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

    (c) If there shall not be sufficient Common Shares authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. If the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

    (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional
Common  Shares.   In lieu of such fractional Common  Shares,  the
Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.
For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common
Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

SECTION 25.     NOTICE OF CERTAIN EVENTS

    (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend),
(ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its

Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

    (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

SECTION 26.     NOTICES

    Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

        Ostex International, Inc.
        2203 Airport Way South, Ste. 301
        Seattle, Washington 98134
        Attention:  Robert M. Littauer
                    Senior Vice President, Finance and Administration

    Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

        ChaseMellon Shareholder Services L.L.C.
        520 Pike Street, Suite 1220
        Seattle, WA  98101
        Attention: Ardis "Dee" Henderson
                   Vice President

    Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27.     SUPPLEMENTS AND AMENDMENTS

    The  Company  may  from  time to time supplement  or  amend  this
Agreement   without  the  approval  of  any  holders   of   Right
Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights that the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner that would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections l(a) and 3(a) hereof to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and
(b) 10%.

SECTION 28.     SUCCESSORS

    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29.     BENEFITS OF THIS AGREEMENT

    Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

SECTION 30.     SEVERABILITY

    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 31.     GOVERNING LAW

    This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 32.     COUNTERPARTS

    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

SECTION 33.     DESCRIPTIVE HEADINGS

    Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                              OSTEX INTERNATIONAL, INC.


                              By:   /S/ ROBERT M.LITTAUER
                                 -------------------------------
                                 Robert M.  Littauer
                                 Senior Vice President, Finance
                                 and Operations


                              CHASEMELLON SHAREHOLDER SERVICES L.L.C.


                              By:   /S/ ARDIS "DEE" HENDERSON
                                 -------------------------------
                                 Ardis "Dee" Henderson
                                 Vice President

                            EXHIBIT A

              FORM OF CERTIFICATE OF DESIGNATION -
          SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                               OF
                    OSTEX INTERNATIONAL, INC.

    Pursuant   to  Section  23B.06.020  of  the  Washington  Business
Corporation   Act,  Ostex  International,  Inc.,   a   Washington
corporation (the "Corporation"), does hereby certify that the following provisions from the Amended and Restated Articles (the "Articles") of the Corporation were duly adopted by the Board of Directors of the Corporation (the "Board of Directors") as of January 10, 1997:

    RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Articles, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Articles which are applicable to the Preferred Stock of all classes and series), as set forth in Section 2.8 of the Articles, as follows:

    2.8 Series A Junior Participating Preferred Stock. The Corporation hereby designates 500,000 shares of its Preferred Stock as "Series A Junior Participating Preferred Stock." The rights, preferences, and limitations of such shares are as set forth herein.

        2.8.1 Designation of Series A Junior Participating Preferred Stock and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of January 21, 1997 between the Corporation and ChaseMellon
Shareholder Services L.L.C. (the "Rights Agreement"); provided, further, that if more than a total of 500,000 shares of Series A Preferred Stock shall be issuable upon the exercise of the Rights, the Board of Directors, pursuant to Section 23B.06.020 of the Washington Business Corporation Act, shall direct by resolution that Articles of Amendment be properly executed and filed, in accordance with the provisions thereof, providing for an increase in the authorized shares of Series A Preferred Stock to the largest number of whole shares issuable upon exercise of the Rights.

        2.8.2   Dividends and Distributions.

        (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend
Payment Date"), commencing on the first Quarterly Dividend
Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share
(rounded to the nearest cent) equal to the greater of (i) $1 and
(ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
Section 2.8.2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend
Payment Date and the next subsequent Quarterly Dividend Payment
Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly
Dividend Payment Date.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        2.8.3   Voting Rights.  The holders of shares of Series A
Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common
Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A
Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series A
Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        2.8.4   Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2.8.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series A Preferred Stock;

                (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior
     (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 2.8.4, purchase or otherwise acquire such shares at such time and in such manner.

        2.8.5 Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred
Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        2.8.6 Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        2.8.7 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        2.8.8 No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

        2.8.9 Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred
Stock.

        2.8.10 Amendment. The Corporation's Articles of Incorporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A
Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

    IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Senior Vice President, Finance and Operations, and attested by its Secretary this 21st day of January, 1997.


                          /S/  ROBERT M. LITTAUER
                        ------------------------------
                        Robert M. Littauer
                        Senior Vice President, Finance and Operations


Attest:


     /S/ JOHN M. BRENNEMAN
-------------------------------
Secretary

                            EXHIBIT B

                    FORM OF RIGHT CERTIFICATE

Certificate No. R-                              _____ Rights

     NOT  EXERCISABLE AFTER JANUARY 27, 2007 OR  EARLIER  IF
     REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE  SUBJECT
     TO  REDEMPTION AT $.0001 PER RIGHT AND TO  EXCHANGE  ON
     THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                        RIGHT CERTIFICATE

                    OSTEX INTERNATIONAL, INC.

    This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of
January   21,  1997  (the  "Rights  Agreement"),  between   Ostex
International,  Inc., a Washington corporation  (the  "Company"), and ChaseMellon Shareholder Services L.L.C. (the "Rights Agent"),
to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Seattle time, on January 27, 2007 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $38 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly
executed.    The  number  of  Rights  evidenced  by  this   Right
Certificate (and the number of one one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 27, 1997, based on the Preferred Shares as constituted at such date. As provided in the Rights
Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

    This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the
Rights   Agent,  the  Company  and  the  holders  of  the   Right
Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

    This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be  exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be
entitled   to   receive  upon  surrender  hereof  another   Right
Certificate or Right Certificates for the number of whole Rights not exercised.

    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.0001 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $.01 per share, or for Preferred Shares.

    No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred

Share, that may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

    No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions
affecting   shareholders  (except  as  provided  in  the   Rights
Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

    This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

    WITNESS the facsimile signature of the proper officers of the Company. Dated as of__________________.

                              OSTEX INTERNATIONAL, INC.


                              By_________________________________
                              Its:_______________________________
COUNTERSIGNED:

[______________________]


By______________________________
  Authorized Signature

          --Form of Reverse Side of Right Certificate--


                       FORM OF ASSIGNMENT

        (To be executed by the registered holder if such holder desires to transfer the Right Certificate)


FOR VALUE RECEIVED________________________________________________________
hereby sells, assigns and transfers unto _________________________________
__________________________________________________________________________
          (Please print name and address of transferee)



this  Right  Certificate,  together with  all  right,  title  and interest  therein,  and  does hereby irrevocably  constitute  and appoint  __________________ as Attorney, to transfer this Right Certificate
on  the books   of   the  within-named  Company,  with  full   power   of
substitution.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring
Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: __________________________


                              Signature: _____________________________


Signature Guarantee*


_______________________________

*Your signature must be guaranteed by an eligible guarantor institution (a bank, stock brokerage firm, savings and loan association or credit union with membership in an approved signature medallion program).

-----------------------------------------------------------------

          --Form of Reverse Side of Right Certificate--
                           (continued)


                  FORM OF ELECTION TO PURCHASE
          (To be executed if holder desires to exercise
          Rights represented by the Right Certificate.)

To:OSTEX INTERNATIONAL, INC.

The undersigned hereby irrevocably elects to exercise _____________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other identifying number

__________________________________________________________________________
                 (Please print name and address)

___________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

__________________________________________________________________________
                 (Please print name and address)



The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring
Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated:_______________________

                              Signature:____________________________


Signature Guarantee*

___________________________


*Your signature must be guaranteed by an eligible guarantor institution (a bank, stock brokerage ruin, savings and loan association or credit union with membership in an approved signature medallion program).

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

           --Form of Reverse Side of Right Certificate--
                           (continued)


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                             NOTICE

    The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written on the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

    In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

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                            EXHIBIT C

                  SUMMARY OF RIGHTS TO PURCHASE
                        PREFERRED SHARES

    On January 10, 1997, the Board of Directors (the "Board of Directors") of Ostex International, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company. The dividend is payable on January 27, 1997 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of share of Series
A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $38 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agent").

    Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares, or (ii) 10 business days (or such later date as may be determined by action of  the  Board of Directors prior to such time as any  person  or
group   of  affiliated  persons  becomes  an  Acquiring   Person)
following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of
20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates
outstanding  as  of  the  Record  Date,  by  such  Common   Share
certificate with a copy of this Summary of Rights attached thereto.

    The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of  the  Rights), the surrender for transfer of any  certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached
thereto,  will  also  constitute  the  transfer  of  the   Rights
associated   with   the   Common  Shares  represented   by   such
certificate.   As soon as practicable following the  Distribution
Date,   separate  certificates  evidencing  the  Rights   ("Right
Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on January 27, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

    The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred

Shares with a conversion price, less than the then-current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

    The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

    Preferred Shares purchasable upon exercise of the Rights will not
be  redeemable.   Each  Preferred Share will  be  entitled  to  a
minimum preferential quarterly dividend payment of $1 per  share, but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

    Because   of  the  nature  of  the  Preferred  Shares'  dividend,
liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

    If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market
value  of  two  times the exercise price of the  Right.   If  any
person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share, per Right (subject to adjustment).

    At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20%
or  more of the outstanding Common Shares, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may
establish.   Immediately upon any redemption of the  Rights,  the
right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that, from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.
The ability of the Board of Directors to amend the terms of the Rights is in addition to and in no way limits the discretion of the Board of Directors to redeem the Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

    A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement
on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety
by   reference   to  the  Rights  Agreement,  which   is   hereby
incorporated herein by reference.